Exhibit 3.14

Dal i bit 3.14 BARBARA lc CEGAYSICE ; i niry o= SlatB North O rson Street Car601CitY, Nreacla MHO-42M ;775) 611.4-570k1 Web! ;to wren!. Tcsai.gay LitedaTh Office ar .151GeS5 IILLIber 4:17112-1.M1 C ertificateof Change Pursuant FOliu ..iinti:- ,191Pft3-1116 Secriel,ry oiSarle �'iiied lire to NRS 78.209 Sul I1riala Our' NrrnIxs of Fags USE BLACK INA oN,V -'CC NOT .41C1,111.11 Atirivr SPADE IS nig CFFICE W519 CINLY aliffPoole of Chartsa' fi lad Pursuant W_FIRS 78.209 For Nevada Profit CornoratIons 1 . .4Hine of oiiii curpmaticli . Trio board of directors !- ems adopted a resoiLiftiar IX:MUM Li NRS 75.2G9 and have cbtained any required aopnowel of the stuocidlders. 3. The current number of authorized shares arid the par value, if any, of each class or series) if ery'. shares before 'Ine. thong's: 200.,000.0C130 shares. of commo•n stock, per vuhc S.001 -- . T re lumber c` e_,Jtriorlzed shares and the Dar value, if arty, tr.' each Ids or ser:.es. if any, of share* Ober P clange: 500„0.1)(1,000 ShaTC5of CLITI11111).4 stuck, par valuc S.00.1 S. The number of shares of each effected class or series_ Ir any. to be Issued after the eh n ng a i.n exchange for each Issued share of trio same class orsariev. . The provisions, if wry, the issuance eV f•actIonal shares, or for the paymet of money C r arCe of sciip to 9.tockhOldtre Othierivi$6 entitled lo a ?recto-el of a shard end pe-c-en!age cf nutninclirg shit .e affected thereby: . Effectlide date anc time cq filing: (a Ertional) Cate: Time: {moat not bet taw &mu,. dregs raw ro owe a mom . ig7ature. (moulted) • if )r. • _ X Signatura •at Offing I MIPOR.TANt! Fs! Ara it iremna goy ot t<1.A21 I nID:rufdioei and aubrbil with Y proper fees nay caue.e ritng to be ;ejected. NE•1310 a.-EreLive .8 51{16 21641 min form ii.euVereintr.titui by a w l' oprakte